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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                                    State of
                                                                 Incorporation/
Name                                                              Organization

Argos Support Services Company..................................  Texas
         d/b/a Argos Direct Broadcast Satellite, Inc.

DCE Satellite Entertainment, LLC................................  Wisconsin

PrimeWatch, Inc.................................................  North Carolina

South Plains DBS Limited Partnership............................  Texas